UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report:  August 10, 2004
       (Date of Earliest Event Reported:  August 10, 2004)




                  SOUTHERN NATURAL GAS COMPANY
     (Exact name of Registrant as specified in its charter)


     Delaware              1-2745             63-0196650
  (State or other     (Commission File    ( I.R.S. Employer
  jurisdiction of          Number)         Identification
 incorporation or                               No.)
   organization)


                        El Paso Building
                      1001 Louisiana Street
                      Houston, Texas  77002
       (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (713) 420-2600


Item 5.  Other Events and Regulation FD Disclosure
         -----------------------------------------
     On August 10, 2004, our parent company, El Paso Corporation, announced that it had received additional waivers on its $3-billion revolving credit facility and certain other financings. Our equity in Bear Creek serves as collateral under our parent's revolving credit facility. A copy of this press release is attached as Exhibit 99.A and is incorporated herein by reference. A copy of the full amendment is attached as Exhibit 99.B and is incorproated herein by reference.

Item 7.  Financial Statements and Exhibits
         ---------------------------------
         (c)  Exhibits.

              Exhibit
              Number       Description
              -------      ----------
               99.A        Press Release dated August 10, 2004.

               99.B Second Amendment to the $3,000,000,000 Revolving Credit Agreement and Third Waiver dated as of August 6, 2004 among El Paso Corporation, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, ANR Pipeline Company and Colorado Interstate Gas Company, as Borrowers, the Lenders party hereto and JPMorgan Chase Bank, as Administrative Agent, ABN AMRO Bank N.V. and Citicorp North America, Inc., as Co-Documentation Agents, Bank of America, N.A. and Credit Suisse First Boston, as Co-Syndication Agents.


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              SOUTHERN NATURAL GAS COMPANY



                              By:      /s/ Greg G. Gruber
                                 ------------------------------
                                         Greg G. Gruber
                              Senior Vice President, Chief Financial
                                 Officer, Treasurer and Director
                           (Principal Financial and Accounting Officer)

Date:  August 10, 2004


                          EXHIBIT INDEX

     Exhibit
     Number       Description
     -------      -----------
      99.A        Press Release dated August 10, 2004.

      99.B Second Amendment to the $3,000,000,000 Revolving Credit Agreement and Third Waiver dated as of August 6, 2004 among El Paso Corporation, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, ANR Pipeline Company and Colorado Interstate Gas Company, as Borrowers, the Lenders party hereto and JPMorgan Chase Bank, as Administrative Agent, ABN AMRO Bank N.V. and Citicorp North America, Inc., as Co-Documentation Agents, Bank of America, N.A. and Credit Suisse First Boston, as Co-Syndication Agents.